SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 13, 2006

PHILLIPS-VAN HEUSEN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-07572	13-1166910
(Commission File Number)	(IRS Employer Identification Number)

200 Madison Avenue, New York, New York 10016
(Address of Principal Executive Offices)

Registrant’s telephone number (212)-381-3500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 1.01.  Entry into a Material Definitive Agreement.

Approval of Stock Incentive Plan

At the Annual Meeting of Stockholders of Phillips-Van Heusen Corporation held on June 13, 2006, stockholders approved the Company’s 2006 Stock Incentive Plan (the “Plan”), a copy of which is attached as Exhibit 10.1 to this report.

The purposes of the Plan are to induce certain individuals to remain in the employ, or to continue to serve as directors of, or consultants or advisors to, the Company and its present and future subsidiaries, to attract new individuals to enter into such employment or service, and to encourage such individuals to secure or increase on reasonable terms their stock ownership in the Company.  The Plan permits the grant of the following types of incentive awards: (1) nonqualified stock options, (2) incentive stock options, (3) restricted stock, (4) restricted stock units (“RSUs”), (5) stock appreciation rights (“SARs”), (6) performance shares, and (7) other stock-based awards (collectively, “Awards”).  The Plan will terminate on April 26, 2016, or such earlier date as may be determined by the Company’s Board of Directors.

The Plan is administered by the Compensation Committee of the Company’s Board of directors (or such other committee that the Board may designate from time to time).  Subject to the provisions of the Plan, the Committee has the authority to: (1) select the persons to whom Awards are to be granted, (2) determine whether and to what extent Awards are to be granted, (3) determine the size and type of Awards, (4) approve forms of Award agreement for use under the Plan, (5) determine the terms and conditions applicable to Awards, (6) establish performance goals for any performance period and determine whether such goals were satisfied, (7) subject to certain limitations, amend any outstanding Award, (8) construe and interpret the Plan and any Award agreement and apply its provisions and (9) subject to certain limitations, take any other actions deemed necessary or advisable for the administration of the Plan.  The Committee may delegate its authority, to the extent permitted by applicable law, including its authority to grant Awards to participants who are not “insiders” subject to Section 16 of the Exchange Act or whose compensation is, or is likely to become, subject to the provisions of Section 162(m) of the Code.  All decisions, interpretations and other actions of the Committee are final and binding on all persons, including the Company, its subsidiaries, employees, directors, consultants and their estates and beneficiaries.

The number of shares of Company Common Stock initially reserved for issuance under the Plan is 3,000,000, plus any shares available for issuance under the existing stock option plans, as well as shares that become available due to the cancellation or termination (other than by reason of expiration) of any outstanding options under the existing plans.  The shares issued pursuant to Awards may be authorized but unissued shares or treasury shares.  For purposes of calculating the usage of shares reserved under the Plan, a stock option and a SAR is counted as one share, a combination of a SAR and a stock option where the exercise of the stock option or SAR results in cancellation of the other, is counted as one share, and a grant of restricted stock, performance shares or other stock-based award is counted as three shares.  The maximum aggregate number of shares with respect to which Awards may be granted in any calendar year to any one participant is 500,000.

Under the Plan, the per share exercise price of any option cannot be less than the fair market value of the Common Stock on the date of grant.  Each option granted under the 2006 Plan will be evidenced by an Award agreement that will specify the exercise price, the term of the option, the number of shares to which the option pertains, and such other terms and conditions as the Committee determines; provided, however, that all options will become fully vested upon a termination of employment due to the optionee’s retirement, which is defined for all purposes in the Plan as a termination of employment at or after age 63 other than for cause.  Optionees will not have any rights to dividend equivalents.  Payment for shares issued upon exercise of an option generally may be made in cash, by delivery of shares of Common Stock owned by the optionee, any other method permitted by the Committee, or a combination of any permitted payment method.

Each SAR grant will be evidenced by an Award agreement that will specify the exercise price, the term of the SAR and such other terms and conditions as the Committee determines; provided, however, that all SARs will become fully vested upon a termination of employment due to the grantee’s retirement.  Upon exercise of a SAR, the holder of the SAR will be entitled to receive payment in an amount equal to the product of (i) the difference between the fair market value of the Common Stock on the date of exercise over the grant price and (ii) the number of shares of Common Stock for which the SAR is exercised.  At the discretion of the Committee, payment to the holder of a SAR may be in cash, by delivery of shares of Common Stock owned by the grantee or in some combination thereof.

Each restricted stock or RSU grant will be evidenced by an Award agreement that will specify the periods of restriction, the number of shares of restricted stock granted and such other terms and conditions as the Committee determines.  The initial value of an RSU will equal the fair market value of the Common Stock on the date of grant.  Except as otherwise provided in an Award agreement, upon a termination of employment or a “change in control” or “subsidiary disposition” (as such terms are defined in the Plan), an Award of restricted stock or RSUs will have a minimum period of restriction of three years which may, at the discretion of the Committee, lapse on a prorated, graded or cliff basis, as specified in the Award agreement.  In the Committee’s discretion, holders of restricted stock may receive cash dividends with respect to all shares held, and holders of RSUs may receive dividend equivalents, subject to the terms of the respective Award agreements.  RSUs (and any dividend equivalents) may be settled in shares of Common Stock, cash or a combination thereof, in the Committee’s discretion.

Each performance share grant will be evidenced by an Award agreement that will specify the applicable performance period(s) and performance measure(s), the number of performance shares granted and such other terms and conditions as the Committee determines.

The initial value of performance shares will equal the fair market value of the Common Stock on the date of grant.  The Committee in its discretion may pay earned performance shares in shares of Common Stock or in cash, or a combination thereof.

The Committee has the right to grant other stock-based awards that may include, without limitation, grants of shares of Common Stock based on the attainment of performance goals, payment of shares of Common Stock as a bonus in lieu of cash based on performance goals, and the payment of shares of Common Stock in lieu of cash under our other incentive or bonus programs.  The Committee will have the discretion to determine the vesting of any such Award, provided that, except as specified in an Award agreement, upon a termination of employment or a change in control or subsidiary disposition, there will be a minimum vesting period of three years, which may in the Committee’s discretion lapse on a prorated, graded or cliff basis (as specified in the Award agreement).  An Award with a payment of shares in lieu of cash under any of our other incentive or bonus programs will not be subject to a minimum vesting period.

The Committee may grant Awards which are intended to qualify as “performance-based compensation” for purposes of deductibility under Section 162(m) of the Internal Revenue Code.  For any such Award, the Committee will establish the performance objectives to be used within 90 days after the commencement of the performance period, or, if less, 25% of the performance period applicable to such Award.  The performance objectives to be used shall be selected from the following list of measures: earnings, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings per share, economic value created, market share, net income (before or after taxes), operating income, adjusted net income after capital charge, return on assets, return on capital (based on earnings or cash flow), return on equity, return on investment, revenue, cash flow, operating margin, share price, total stockholder return, total market value, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation or information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures.  The targeted level or levels of performance with respect to the performance measures may be established at such levels and on such terms as the Committee may determine, in its discretion, on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries, business segments or functions, and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.  Unless otherwise determined by the Committee, measurement of performance goals with respect to the performance measures above will exclude the impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, as well as the cumulative effects of tax or accounting changes, each as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other filings with the SEC.  Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code may be based on these or such other performance measures as the Committee may determine.

In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, spin-off, stock split, reverse stock split, share combination, share exchange, extraordinary dividend, or any change in the corporate structure affecting the shares, such adjustment will be made in the number and kind of shares that may be delivered under the Plan, the individual Award limits, and, with respect to outstanding Awards, in the number and kind of shares subject to outstanding Awards, the exercise price, grant price or other price of shares subject to outstanding Awards, any performance conditions relating to shares, the market price of shares, or per-share results, and other terms and conditions of outstanding Awards, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of shares subject to any Award will always be rounded down to a whole number. Any such adjustment will be made by the Committee, whose determination will be conclusive.

In the event of a change in control, except as otherwise provided in an Award agreement, any and all outstanding options and SARs will become immediately exercisable, any period of restriction or other restrictions imposed on restricted stock, RSUs or other stock-based awards will lapse and any and all performance shares, and other performance-based Awards will vest, on a pro rata monthly basis.  The Committee, in its discretion, may provide that all outstanding options and SARs are terminated upon a change in control and provide cash settlement equal to the excess, if any, of the fair market value of the Common Stock  immediately prior to the change in control over the option exercise price or SAR grant price, as applicable.  The Committee also has the authority to provide for automatic full vesting and exercisability of Awards held by certain participants affected by a subsidiary disposition.

Director Compensation

At a meeting of the Board of Directors of the Company held on June 13, 2006 following the Company’s Annual Meeting of Stockholders, the Board approved directors’ compensation for non-management directors for the following year, which is unchanged from the prior year, except for the addition of an annual Chairman’s fee of $250,000.  The director compensation package approved by the Board includes a stock option grant to purchase 10,000 shares of the Company’s common stock, which was then authorized by the Compensation Committee under the newly-adopted 2006 Stock Incentive Plan, with a grant date of June 13, 2006, and a grant price equal to $34.88 (the fair market value on such date, as defined in the 2006 Stock Incentive Plan), and with other terms and conditions as described in the form of option agreement attached as Exhibit 10.2 to this report.  The terms of the option grants are substantially unchanged from the prior year, but were granted under the new plan.  The Board of Directors also determined that any non-management directors who are elected to fill vacancies prior to the next annual meeting of stockholders will receive the same compensation package, except that the annual retainer fees for the Board and any committees to which they are appointed will be prorated by the number of quarters (with full credit for any portion thereof) during which they are to serve.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

 (c)

Exhibits:

Exhibit           Description

10.1

Phillips-Van Heusen 2006 Stock Incentive Plan

10.2

Form of option agreement under 2006 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS-VAN HEUSEN CORPORATION

By:	/s/ Mark D. Fischer
Mark D. Fischer, Vice President

Date:   June 13, 2006